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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               ________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 22, 1999


                           CRESCENT BANKING COMPANY
                           ------------------------
              (Exact Name of Registrant as Specified in Charter)



            Georgia                0-20251                 58-1968323
         ------------           ------------          -------------------
        (State or Other          (Commission             (IRS Employer
        Jurisdiction of          File Number)         Identification No.)
        Incorporation)


                     251 Highway 515, Jasper, Georgia 30143
                  -------------------------------------------------
         (Addresses of Principal Executive Offices, Including Zip Code)

                                 (706) 692-2424
                 ---------------------------------------------
              (Registrant's Telephone Number, Including Area Code)
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Item 5.    Other Events.
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     On April 22, 1999, Crescent Banking Company's wholly-owned banking subsidiary, Crescent Bank & Trust Company ("Crescent Bank"), entered into a Branch Purchase and Assumption Agreement (the "Agreement") with Tucker Federal Bank ("Tucker"). Under the Agreement, subject to regulatory approval, Crescent Bank will purchase certain assets and assume certain liabilities related to Tucker's branch located at 4475 Towne Lake Parkway, Woodstock, Georgia 30181 (the "Branch").

     Subject to certain exceptions and exclusions, the assets to be acquired by Crescent Bank pursuant to the Agreement include, among other assets, the following: (i) all real estate and improvements, (ii) furniture, fixtures, computer, data processing equipment, leasehold improvements and other tangible personal property, (iii) all safe deposit contracts and leases for the safe deposit boxes, (iv) all coins and currency located at the Branch at closing, and
(v) rights in certain equipment leased by Tucker and used and located at the Branch. Crescent Bank will not purchase any of the Branch's loans. Crescent will also assume all of the duties, obligations and liabilities relating to the safe deposit contracts and deposit liabilities relating to the deposit accounts, including Individual Retirement Accounts, located at the Branch at closing, subject to certain exceptions. Crescent bank presently anticipates that it will assume approximately $13.6 million of deposits from Tucker.

     As consideration for the assets, Crescent Bank shall pay Tucker a purchase price equal to the sum of the following: (i) the net book value of the personal property and the real property at the Branch, (ii) a deposit premium, equal to 6.0% of the average daily deposit balance during the 20 business days preceding closing, and (iii) the face amount of the coins and currency held by the Branch at closing. Crescent Bank presently anticipates that it will pay Tucker a deposit premium of approximately $800,000.

     Crescent Bank expects to complete the transactions contemplated by the Agreement by July 15, 1999. Consummation of such transactions is subject to fulfillment of a number of conditions, including, without limitation, the receipt of regulatory approvals. No assurance can be given that such conditions will be fulfilled or that such transactions will be consummated. Both the Agreement and Crescent Banking Company's Press Release, dated April 23, 1999, announcing the execution of the Agreement, are filed as Exhibits herewith and are incorporated by reference herein.

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Item 7.     Financial Statements, Pro Forma Financial Information, and Exhibits.
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       (c)  Exhibits.


            The following exhibits are filed herewith:


Exhibit No.                            Description
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   10       Branch Purchase and Assumption Agreement, dated as of April 22, 1999
            (the "Agreement"), by and between Crescent Bank & Trust Company and Tucker Federal Bank.

   99 Press Release, dated April 23, 1999, announcing the execution of the Agreement.

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CRESCENT BANKING COMPANY


                                   /s/ J. Donald Boggus, Jr.
                                   ---------------------------
                                   J. Donald Boggus, Jr.
                                   President and Chief Executive Officer



Date:  April 23, 1999

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                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.                          Description
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    10          Branch Purchase and Assumption Agreement, dated as of April 22,
                1999 (the "Agreement"), by and between Crescent Bank & Trust Company and Tucker Federal Bank.

    99 Press Release, dated April 23, 1999, announcing the execution of the Agreement.